EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Antonella Favit-Van Pelt (“Employee”) and Solana Company, f/k/a Helius Medical Technologies, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an employment agreement with the Company on July 7, 2021 (the “Employment
Agreement”);

WHEREAS, the Company has granted the Employee the option to purchase shares of the Company’s common stock subject to the terms and conditions of the Company’s 2018 Omnibus Stock Incentive Plan and the 2022 Equity Incentive Plan and the Stock Option Agreement (collectively the “Stock Agreements”);

WHEREAS, Employee separated from employment with the Company effective April 8, 2026 (the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Consideration.  In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, the Company agrees as follows:

a.Effective as of the Separation Date, Employee resigns from every office of the Company held by Employee.  The Company shall pay Employee’s compensation for hours worked through the Separation Date, subject to withholding and payable in accordance with the Company’s payroll practices.  In addition, the Company will reimburse Employee for Employee’s outstanding documented business expenses remaining on the Company’s books, which were properly reviewed and approved according to the Company’s policies in effect on the Separation Date.  Employee will receive the foregoing payments regardless of whether Employee executes this Agreement.

b.Separation Payment.  The Company agrees to pay Employee a total of Eight Hundred Seventy-Five Thousand Dollars ($875,000), in a single lump sum payment, less applicable withholdings.  This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.  Employee and the Company agree that this payment is in lieu of and in full satisfaction and accord of any payments and/or benefits contemplated by Section 3 of the Employment Agreement.

Employee further specifically acknowledges and agrees that the consideration provided to Employee hereunder fully satisfies any obligation that the Company had to pay Employee wages or any other compensation for any of the services that Employee rendered to the Company, that the amount paid is in excess of any disputed wage claim that Employee may have, that the consideration paid shall be deemed to be paid first in satisfaction of any disputed wage claim with the remainder sufficient to act as consideration for the release of claims set forth herein, and that Employee has not earned and is not entitled to receive any additional wages or other form of compensation from the Company.

c.General.  Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1.

2.Stock.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Employee is entitled to purchase from the Company, pursuant to the exercise of outstanding options, Employee will be considered to have vested only up to the Separation Date.  Employee acknowledges that as of the Separation Date, Employee will have vested in 18,037 options and no more.  The exercise of Employee’s vested options and shares shall continue to be governed by the terms and conditions of the Company’s Stock Agreements.

3.Benefits.  Employee’s health insurance benefits shall cease on April 30,2026, subject to Employee’s right to continue Employee’s health insurance at Employee’s expense under COBRA or comparable state law, if applicable.  Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company and its agents have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, notice periods, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. For avoidance of doubt, Employee explicitly agrees that Employee is not due any other payments under the Employment Agreement, including but not limited to the payments and benefits contemplated under Section 3 thereof.

5.Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).  Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Massachusetts Fair Employment Practices Act (M.G.L. c. 151B); the Massachusetts Equal Rights Act; the Massachusetts Equal Pay Act; the Massachusetts Privacy Statute, the Massachusetts Sick Leave Law; the Massachusetts Civil Rights Act, the Massachusetts overtime regulations (M.G.L. c. 151 sections 1A and 1B); the Massachusetts Meal Break regulations (M.G.L. c. 149 sections 100 and 101); the Massachusetts Payment of Wages Act (M.G.L. c. 149 sections 148 and 150);  and the Massachusetts Lie Detector Statute.  This section specifically includes a waiver and release of claims that Employee has or may have regarding payments covered by the Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act (including, without limitation, hourly wages, salary, overtime, minimum wages, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay, or severance pay) as well as claims for retaliation under the Massachusetts Wage Act or the Massachusetts Minimum Fair Wages Act;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to any obligations incurred under this Agreement.  This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below).  This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits.  Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.No Pending or Future Lawsuits.  Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

7.No Right to Employment.  Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company.

8.Confidentiality.  Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, the events leading up to the Employee’s separation from employment with the Company, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s counsel, Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and Employee’s mental health professional to the extent necessary to receive mental health treatment, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information. Notwithstanding the foregoing, Employee may disclose this Agreement to the extent permitted by the Protected Activity Section below or in furtherance of Employee’s rights under Section 7 of the National Labor Relations Act, if applicable. For avoidance of doubt, Employee acknowledges and agrees that Employee specifically requests the inclusion of this provision as it applies to all of Employee’s purported claims.

9.Trade Secrets and Confidential Information/Company Property.  Employee reaffirms and agrees to observe and abide by the terms of Section 6 of the Employment Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees.  Notwithstanding the foregoing, the Company will not enforce Section 6(d) (Noncompetition) of the Employment Agreement.  Employee agrees that the above reaffirmation shall constitute a new and separately enforceable agreement to abide by the terms of Section 6 of the Employment Agreement, entered and effective as of the Effective Date.  Employee specifically acknowledges and agrees that any violation of the restrictive covenants in the Employment Agreement shall constitute a material breach of this Agreement.  Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company, including, but not limited to, all passwords to any software or other programs or data that Employee used in performing services for the Company. Employee further agrees that Employee is no longer authorized to access Company confidential information and systems, including, without limitation, Company email and software programs, and will not attempt to access or gain entry to such information or systems. Employee acknowledges and agrees that Employee’s compliance with this section, including timely return of Company property, is a condition to receipt of the consideration provided under this Agreement.

10.Assignment of Intellectual Property.  To the fullest extent permitted by the applicable law,  Employee agrees that all right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, know-how, trademarks, and trade secrets, whether or not patentable or registrable under copyright or similar laws, that Employee may have solely or jointly authored, conceived, developed, or reduced to practice during the period of time the Employee was in the employ of the Company (including during the Employee’s off-duty hours), or with the use of Company’s equipment, supplies, facilities, or Company confidential information (collectively, “Inventions”), are the sole property of the Company.  Employee also agrees to assign, and hereby irrevocably and unconditionally assigns fully to the Company, all of Employee’s right, title and interest in and to Inventions, including all intellectual property rights therein.  Employee further acknowledges that all original works of authorship that are made by Employee (solely or jointly with others) within the scope of and during the period of the Employee’s employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  Employee understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty, other consideration, or attribution will be due to Employee as a result of the Company’s efforts to commercialize or market any such Inventions.  Employee further agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions.

11.No Third Party Cooperation.  Except as permitted under the Protected Activity Section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so.  Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order.  If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

12.Cooperation with the Company. Employee agrees that Employee will assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or any Releasees, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company, including meeting with the Company’s counsel, any proceeding before any arbitral, administrative, judicial, legislative, or other body or agency, including testifying in any proceeding to the extent such claims, investigations or proceedings relate to services performed or required to be performed by Employee, pertinent knowledge possessed by Employee, or any act or omission by Employee. Employee further agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this paragraph.

13.Communications.  Except as permitted under the Protected Activity Section below,  Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees, including, but not limited to, anonymous or named reviews, tweets, posts, or other comments published on the Internet; provided that Employee may respond accurately and fully to any request for information if required by legal process or in connection with a governmental investigation. In addition, nothing in this provision or this Agreement prohibits or restrains Employee from making disclosures protected under the whistleblower provisions of federal or state law or from exercising Employee’s rights to engage in protected speech under Section 7 of the National Labor Relations Act, if applicable. Employee affirms that Employee has not disparaged the Company from the Separation Date through the date Employee signs this Agreement.  Employee further agrees that, by no later than the Effective Date, Employee shall delete or otherwise remove any and all disparaging public comments or statements that Employee made prior to the Effective Date about or relating to the Company, including, but not limited to, comments in online forums or on websites (including, but not limited to, Facebook, Glassdoor, Yelp, and LinkedIn), except those comments or statements permitted by the Protected Activity Section.  Employee agrees to revise and update publicly available information, including professional and social networking websites such as LinkedIn and Facebook, within one (1) week of the Separation Date to remove any indication that Employee is employed by the Company. Employee’s violation of this provision shall be a material breach of this Agreement.

14.Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages and injunctive relief, provided, however, that the Company shall not recover One Hundred Dollars ($100.00) of the consideration already paid pursuant to this Agreement and such amount shall serve as full and complete consideration for the promises and obligations assumed by Employee under this Agreement and the Employment Agreement.

15.No Admission of Liability.  Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
16.Representations. Employee hereby represents that Employee has been paid all compensation owed and for all hours worked; received all leave and leave benefits and protections for which Employee is or was eligible pursuant to the Family and Medical Leave Act, the Massachusetts Paid Family and Medical Leave Act, or otherwise; and not suffered any on-the-job injury for which Employee has not already filed a workers’ compensation claim. In addition, Employee hereby represents that, prior to Employee’s execution of this Agreement, Employee has not engaged in any knowing or intentional wrongful or fraudulent conduct which resulted in, or was reasonably likely to result in, material harm to the Company, and Employee agrees not to engage in such conduct following Employee’s execution of this Agreement.

17.Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.ARBITRATION.  THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN SUFFOLK COUNTY, BEFORE THE JUDICIAL ARBITRATION AND MEDIATION SERVICE (“JAMS”) UNDER ITS COMPREHENSIVE ARBITRATION RULES (“JAMS RULES”) AND MASSACHUSETTS LAW.  THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES.  THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH MASSACHUSETTS LAW, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL MASSACHUSETTS LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION.  TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH MASSACHUSETTS LAW, MASSACHUSETTS LAW SHALL TAKE PRECEDENCE.  THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION.  THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD.  THE PARTIES TO THE ARBITRATION SHALL EACH PAY HALF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW.  THE PARTIES AGREE THAT PUNITIVE DAMAGES SHALL BE UNAVAILABLE IN ARBITRATION.  THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY.  NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER

PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

19.Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement.  Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement.  Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.Protected Activity.  Employee understands that nothing in this Agreement limits Employee’s ability to file a charge or complaint with the Equal Employment  Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Securities and Exchange Commission, or any other government agency, law enforcement agency, or commission (“Government Agencies”). Employee further understands this Agreement does not limit Employee’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. While this Agreement does not limit Employee’s right to receive a government-issued award for information provided to any Government Agency in connection with a government whistleblower program or protected whistleblower activity, Employee understands and agrees that, to maximum extent permitted by law, Employee is otherwise waiving any and all rights Employee may have to individual relief based on any claims that Employee has released and any rights Employee has waived by signing this Agreement. Nothing in this Agreement waives any rights Employee may have under Section 7 of the National Labor Relations Act (subject to the release of claims set forth herein). Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the relevant Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

21.Waiver of Statutory Information Rights.  Employee hereby waives any current or future rights Employee may have under Section 220 of the Delaware General Corporation Law (and similar rights under other applicable law) to inspect, or make copies and extracts from, the Company’s stock ledger, any list of its stockholders, or any other books and records of the Company or any of its affiliates or subsidiaries, in Employee’s capacity as a holder of stock, shares, units, options, or any other equity instrument.

22.No Representations by the Company.  Employee represents that Employee has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement.  Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.  Employee acknowledges that there has been an opportunity to negotiate the terms of this Agreement and that the Agreement will not be interpreted as an employer-promulgated agreement.

23.Waiver.  No Party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and delivered to the Party to be charged with such waiver.  The failure of any Party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof.  No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

24.Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.Attorneys’ Fees.  In the event that the Company prevails in an action to enforce or effect its rights under this Agreement, the Company shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26.Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company.

27.No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

28.Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard for choice-of-law provisions.  Employee consents to personal and exclusive jurisdiction and venue in the Commonwealth of Massachusetts.

29.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee, and returned to the Company, within seven (7) days after receipt of the Agreement from the Company. This Agreement will become effective on the date it has been signed by both Parties (the “Effective Date”).

30.Counterparts. This Agreement may be executed in counterparts that may be executed, exchanged, and delivered by facsimile, photo, e-mail PDF, Docusign/Echosign or a similarly accredited secure signature service, or other electronic transmission or signature.  Each counterpart will be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

31.Voluntary Execution of Agreement.  Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees.  Employee acknowledges that:

(a)Employee has read this Agreement;

(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains; and

(d)Employee is fully aware of the legal and binding effect of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Antonella Favit-Van Pelt, an individual

Dated: 04/08/2026________/s/ Antonella Favit-Van Pelt

Antonella Favit-Van Pelt

Solana Company

Dated: 04/08/2026_______By /s/Dane Andreeff

Dane Andreeff

Chief Executive Officer